ULTRAMAR DIAMOND SHAMROCK CORPORATION
                     NONQUALIFIED 401(k) PLAN

          AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997

1.  Purpose of Plan.

    It is the purpose of this Plan to enable each employee who is in a select group of management and who is considered a highly compensated employee (as defined by the Internal Revenue Service) to defer part of Compensation payable for future services to be performed by such employee as an Executive of the Corporation. For 1997, an employee who earns at least Eighty Thousand and one/100 Dollars ($80,000.01) in 1996 in compensation is considered a
    highly compensated employee.   The dollar amount may be adjusted
    each year by the Internal Revenue Service for cost of living increases in accordance with Internal Revenue Code Sections 414(q)
    and 415(d)).   However, employees who were employed by Ultramar
    prior to the merger of Ultramar and Diamond Shamrock, Inc. shall not be eligible to participate in this Plan until January 1, 1998.

2.  Definitions.

    The following definitions are used throughout the Plan:

    (a) "Account" means the account, described in Section 7 below, to which is credited Compensation deferred in accordance with this Plan.

    (b) "Administrator" means the person designated by the Board of Directors or by the committee described by Section 2(d) hereof with power and authority to construe, interpret and administer this Plan pursuant to Section 12 below.

    (c) "Benefit Review Committee" means the committee appointed by the President, Chairman of the Board and Chief Executive Officer of the Corporation pursuant to Section 12(c) hereof with power and authority to construe the Plan and determine all questions of eligibility and interpretation under the Plan pursuant to
         Section 12(c) below, except with respect to non-employee
         Directors.

    (d) "Beneficiary" means the person or persons designated from time to time by a Participant to receive payments under this Plan after the Participant's death, using the Notice of Beneficiary Designation, a form of which is attached as Exhibit C, or some other method of designation which provides Beneficiary designation information similar to that in such Notice for Beneficiary Designation.

    (e) "Board" or "Board of Directors" means the Board of Directors of the Corporation or any committee of such Board of Directors to the extent that such committee has been delegated authority to act on behalf of the Board of Directors with respect to this Plan.

    (f) "Cause" means failure to return from a leave of absence, criminal activity, or willful misconduct or gross negligence in the performance of duties or in the observation of written Corporation personnel policies applicable to the Executive.

    (g) "Change in Control" will be deemed to have occurred when (1) a report is filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing more than 25% of the combined voting power of the then-outstanding voting securities of the Corporation and such acquisition has not been authorized, approved or recommended by majority vote of the Board of Directors prior to the date of the filing of such report, or
         (2) such other event has occurred which the Board of Directors may, in its sole discretion, by majority vote determine to constitute a change in control.

    (h)  "Code" means the Internal Revenue Code of 1986, as amended.

    (i) "Common Stock" means whole shares of common stock of the Corporation.

    (j) "Compensation" means payments that may be made by the Corporation to a Director Participant for services on the Corporation's Board of Directors or on any committee of the Board, including retainer fees to be paid in cash and meeting fees, and payments that may be made by the Corporation to an Executive Participant for services rendered to the Corporation, including base salary and annual performance incentives.

    (k) "Corporation" means Ultramar Diamond Shamrock Corporation, a Delaware corporation, or, where the context requires, any affiliate or subsidiary of Ultramar Diamond Shamrock Corporation. Notwithstanding the foregoing, prior to December 3, 1996, the term Corporation shall mean Diamond Shamrock, Inc., or, where the context requires any affiliate or subsidiary of Diamond Shamrock, Inc.

    (l) "Director" means a member or honorary member of the Board of Directors of the Corporation.

    (m) "Director Participant" means any Director who is an employee compensated for his services on the Board of Directors, or on any committee of the Board, and who participates in this Plan. Notwithstanding the foregoing, no Director Participant who is not an employee of the Corporation can make an Elective Deferral under the terms of this Plan after December 3, 1996.

    (n) "Effective Date" of this restatement means January 1, 1997. The original plan was effective January 1, 1996.

    (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    (p) "Executive" means any employee of the Corporation who is in a select group of management and who is a highly compensated
         employee ( as defined by the Internal Revenue Service).   For
         1997, an employee who earns at least Eighty Thousand and one/100 Dollars ($80,000.01) in 1996 in compensation is considered a highly compensated employee. The dollar amount may be adjusted each year by the Internal Revenue Service for cost of living increases in accordance with Internal Revenue Code sections 414(q) and 415(d)).

    (q) "Executive Participant" means any Executive who participates in this Plan.

    (r)  "401(k) Plan" means the Diamond Shamrock, Inc. 401(k)
         Retirement Savings Plan.

    (s) "Notice of Beneficiary Election" means the notice provided for in Section 12 below.

    (t) "Notice of Election" means the notice provided for in Section 5 below.

    (u) "Participant" means any Director Participant or Executive Participant as the case may be.

    (v)  "Plan" means the Ultramar Diamond Shamrock Corporation
         Nonqualified 401(k) Plan, as amended. The original plan was referred to as the Diamond Shamrock, Inc. Nonqualified 401(k) Plan.

    (x) "Year of Service" means, with respect to a Director Participant, a 12-consecutive-month period during which a Director Participant served as a separately compensated member of the Board of Directors. With respect to an Executive Participant, service and year of service shall be determined in the same manner as they are determined in the 401(k) Plan.

3.  Eligibility.

    (a) Any Director of the Corporation who is also an employee of the Corporation shall be eligible to participate in this Plan; provided, however, that any employee Director who initially is compensated after January 1, in any calendar year, shall become eligible to participate in this Plan beginning January 1 of the following calendar year.

    (b) Any Executive of the Corporation shall be eligible to participate in this Plan; provided, however, that any person who initially becomes an Executive after January 1 in any calendar year shall become eligible to participate in this Plan beginning January 1 of the following calendar year.

    (c) Effective after December 3, 1996, a Director of the Corporation who is not an employee of the Corporation shall not be eligible to make Elective Deferrals under the terms of the Plan;
         however, the account of such a Director Participant shall continue to be maintained under the terms of the Plan.

4.  Account Credits.

    Accounts will be credited with Elective Deferrals and Matching
    Contributions.

    (a) Elective Deferrals. "Elective Deferrals" are amounts credited to the Accounts of Participants who have agreed to defer receipt of their base salary and/or bonus. Executive Participants may defer from 1% to 20% of base salary and from 1% to 100% of annual incentive bonus. The percentage of base salary and annual incentive bonus deferred must be the same up to 6%.

    (b) Matching Contributions. "Matching Contributions" are additional amounts credited to the accounts of Participants who have made Elective Deferrals. The Corporation will credit the
         Participant's Account with an amount equal to 50% of the Participant's Elective Deferral which is not in excess of 6% of Compensation.

5.  Manner of Election.

    (a) Any Executive wishing to participate in this Plan must file with the Administrator a written notice on the Notice of Election, a form of which is attached as Exhibit A, electing to defer payment of such person's Compensation as may be permitted under this Plan. An election shall be effective with respect to Compensation earned during the first calendar year that commences after the date of filing of the Notice of Election and, except to the extent such election is subsequently modified or terminated as provided below, subsequent calendar years.

    (b) An election may be modified by filing with the Administrator a new Notice of Election on or before the December 31 immediately preceding the calendar year for which such modification is to be effective. No modification shall be effective with respect to Compensation earned prior to the date the modification is received by the Administrator or the effective date of the new Notice of Election, whichever is later.

    (c) An election may be terminated by the filing with the Administrator of a Notice of Termination, a form of which is attached as Exhibit B, on or before the December 31 immediately preceding the first calendar year for which such termination is to be effective. No termination shall be effective with respect to Compensation earned prior to the date the Notice of Termination is received by the Administrator or the effective date of the Notice of Termination, whichever is later. An election shall terminate on the date a person ceases to be an Executive effective for Compensation earned on or after such date. An election shall also terminate on the date an Executive terminates employment with the Corporation or a Director ceases to be a Director, as the case may be, effective for Compensation earned on or after such date.

    (d) A person for whom an election is terminated may thereafter file a new Notice of Election for future calendar years for which such person is eligible to participate in this Plan.

6.  Deemed Investment of Contributions.

    The Corporation may allow each Participant to elect one or more deemed investment funds established by the Corporation in which Elective Deferrals will be deemed to be invested. Matching Contributions will be deemed to be invested, on a pro rata basis, in the same deemed investment funds in which Elective Deferrals are deemed to be invested.

7.  Participant Accounts and Reports to Participants.

    (a) The amount of any Elective Deferral and Matching Contribution shall be credited to an Account maintained by the Corporation on its books in the name of the Participant.

    (b) The balance of the Account will be increased or decreased to reflect income, expenses, gains, and losses deemed attributable to the Account.

    (c) The Administrator shall cause the Corporation to keep an accurate record of the amounts credited to the Account of each Participant, and as of the end of each calendar quarter shall deliver to each Participant a written statement of such Participant's Account.

8.  Vesting.

    Participants are 100% vested in Elective Deferrals and Matching
    Contributions.

9.  Participants are Unsecured Creditors.

    (a) All rights, title and interest in the balance credited to the Account of a Participant shall remain at all times solely as the Corporation's unsecured contractual obligation under this Plan. Neither a Participant nor any other person, including, without limitation, any Beneficiary shall have any right, title or interest of any kind, by reason of this Plan, in any investment deemed to be made on behalf of a Participant or in any specific assets of the Corporation, the Plan, or any trust other than the Corporation's unsecured and unfunded obligation to make the payment described in this Plan.

    (b) Notwithstanding the provisions of Section 9(a) hereof, the Corporation may transfer to the trustee of one or more trusts established for the benefit of one or more Participants' assets from which all or a portion of the benefits provided under the Plan will be satisfied, provided that such assets held in trust shall at all times be subject to the claims of general unsecured creditors of the Corporation and no Participant shall at any time have a prior claim to such assets.

10. Annual Distributions.

    (a) In each year commencing after 1997, a distribution shall be made to all Participants who made Elective Deferrals in the prior year. Such distribution shall be equal to the maximum amount of elective deferrals that the Participant could have deferred to the 401(k) Plan in the prior year and the maximum amount of matching contributions that could have been credited to the Participant's account in the 401(k) Plan in the prior year. Such distribution shall be made to the Participant no later than March 31 of that year.

    (b) The balance of a Participant's Account shall be appropriately reduced to reflect distributions made hereunder.

11. Payment.

    (a) Except in the case of the retirement, disability or death of a Participant, a distribution of such Participant's Account balance shall commence as of the earlier of:

          (i) to the extent practicable, in the sole discretion of the Administrator, the last day a Director Participant is a Director or an Executive Participant is an employee of the Corporation, but not later than the last day of the month following the date a Director Participant ceases to be a Director or an Executive Participant ceases to be an employee of the Corporation; or

         (ii) any date specified by such Participant on the Notice of Election for distribution of such Participant's Account (which specified date is not after the January 1 following the calendar year in which such Participant reaches age
              70).

    In the case of a distribution by reason of (i) above, such distribution shall be in the form of a lump sum, regardless of the election of the Participant on the Notice of Election. A non-employee Director Participant who continues service with the Corporation after December 3, 1996 shall not be considered to cease to be a Director because of the merger of Diamond Shamrock, Inc. and Ultramar Corporation.

    (b) In the event of a Participant's retirement or disability, a distribution of such Participant's Account balance shall commence as of the later of:

          (i) to the extent practicable, in the sole discretion of the Administrator, the last day a Director Participant is a Director or an Executive Participant is an employee of the Corporation, but not later than the last day of the month following the date a Director Participant ceases to be a Director or an Executive Participant ceases to be an employee of the Corporation; or

         (ii) any date specified by such Participant on the Notice of Election for distribution of such Participant's Account (which specified date is not after the January 1 following the calendar year in which such Participant reaches age 70).

    In the case of distribution by reason of this Section 11(b), such distribution shall be in the form elected by the Participant on the Notice of Election. A non-employee Director Participant who continues service with the Corporation after December 3, 1996 shall not be considered to cease to be a Director because of the merger of Diamond Shamrock, Inc. and Ultramar Corporation.

    (c) In the event of a Participant's employment or services as a Director are terminated following a Change in Control, the Participant's Account shall be distributed in a lump sum to the Participant withing sixty (60) days of such termination.

    (d) In the event of a Participant's death, the balance of the Account shall be distributed in a lump sum to the Beneficiary designated pursuant to Section 12 below. The lump sum payment shall be paid as of the last day of the month following the Participant's date of death.

    (e) Distributions from the Plan will be made in the form of cash. Distributions will be made to the Participant or, in the event of such Participant's death, to the designated
         Beneficiary, in accordance with the Participant's election and Section 12 below.

    (f) On each date for an installment distribution, there shall be distributed to the Participant an amount equal to the sum of the balance then credited to such Participant's Account multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining installments.

    (g)  Notwithstanding the provisions of Sections 11(a), (b), (c),
         (d) and (e) hereof, the person or group designated in clause
         (i), (ii) or (iii), below, as appropriate, in its absolute discretion exercised in good faith, may accelerate the rate of distribution but only in the case of unanticipated severe financial hardship caused by circumstances over which the Participant has no control, and only to the extent necessary to alleviate such financial hardship.

           (i) In the case of a Director Participant, an ad hoc committee of the Board consisting of those members of the Compensation Committee of the Board who are not Participants in the Plan. If all the members of the Compensation Committee participate in the Plan, such decision shall be made by the Board; however, no member of the Board shall participate in any such decision affecting uniquely such member as a Participant.

          (ii) In the case of an Executive Participant, the Administrator.

         (iii) Notwithstanding clause (i) or (ii), above, if one or more trusts have been established pursuant to Section 9
                (b) hereof, to the extent assets in such trust or trusts are available therefor, the trustee of the trust.

    (h) The balance of a Participant's Account shall be appropriately reduced in accordance with this Section 11 to reflect distributions made hereunder.

    (i) Any election with respect to the distribution of Compensation deferred for a given period pursuant to this Plan shall be irrevocable.

    (j) The balance of a Participant's Account may be reduced by the amount of any indebtedness of such Participant to the Corporation at the time of distribution. Failure to reduce any payment to a Participant will not constitute waiver of the Corporation's claim for such indebtedness.

    (k) Notwithstanding the foregoing provisions of this Section 11, the Corporation shall make provision for the withholding of any Federal taxes that may be required to be withheld by the Corporation in connection with the payments due hereunder.

12. Beneficiary Designation.

    A Participant may designate in writing any person or persons to whom payments are to be made if the Participant dies before receiving payment of all amounts due under this Plan and the proportion or proportions in which distributions are to be made to each such person, using the Notice of Beneficiary Designation, a form of which is attached as Exhibit C, or some other method of designation which provides Beneficiary designation information similar to that in such Notice of Beneficiary Designation. A Participant may designate a Beneficiary other than a spouse only if the spouse consents in writing as witnessed by a notary public. A Beneficiary designation will be effective only after the Notice of Beneficiary Designation or other designation is filed with and accepted by the Administrator while the Participant is alive and, to the extent indicated by the Participant in the Notice of Beneficiary Designation or other designation, will cancel all beneficiary designations signed and filed earlier by such Participant. Any such designation may be terminated or modified from time to time by the Participant. If and to the extent that a Participant fails to designate a Beneficiary or if all of the Beneficiaries of the Participant die before the death of the Participant or before complete payment of all amounts credited to the Participant's Account under this Plan, the remaining unpaid amount shall be paid in one lump sum to the estate of the last to die of the Participant or the Participant's Beneficiaries.

13. Administration of the Plan.

    (a) Except as provided in Section 11(f), full power and authority to construe, interpret and administer this Plan shall be vested in the Administrator, who may from time to time adopt any rules or regulations the Administrator determines are necessary or appropriate. If there is no Administrator, the power and authority of the Administrator shall rest with Board; however, no member of the Board shall participate in any decision affecting uniquely such member as a Participant. Decisions of the Administrator, the ad hoc committee described in Section 11(f) and the Board made in good faith, shall be final, conclusive and binding upon all parties.

    (b) In the absence of bad faith or gross neglect of duty, neither the Administrator nor any member of the Benefit Review Committee, Compensation Committee, or Board of Directors shall have any liability to the Corporation or to any other person, firm or corporation arising out of or connected with the administration of this Plan for any decision made respecting this Plan or its administration.

    (c) The President, Chairman of the Board and Chief Executive Officer of the Corporation shall appoint a Benefit Review Committee consisting of not less than three nor more than five persons, having the administrative responsibilities and discretionary authority described in this Section 13. The Benefit Review committee has full power and authority to construe the Plan and determine all questions of eligibility and interpretation under the Plan, except with respect to non-employee Directors, in which case the Compensation Committee of the Board of Directors has full power and authority to construe the Plan and determine all questions of eligibility and interpretation under the Plan. The determination of the Compensation Committee shall be final and binding, and not subject to Subsection (d), below.

    (d) The Plan and any claims of all Participants, with the sole exception of non-employee Directors, arising from the Plan or in any way related to the Plan, are subject to and governed by the Ultramar Diamond Shamrock Corporation Dialogue Dispute Resolution Program ("Dialogue"). If a claim has been appealed from the Administrator to the benefit review committee and the claimant desires to appeal the decision of the Benefit Review Committee, such appeal must be conducted solely within the limitations and procedures of Dialogue.

14. Amendment or Discontinuance of Plan.

    At the sole discretion of the Board this Plan may be discontinued or changed at any time. Upon such discontinuance, the vested amounts credited to the Account of any Participant shall be distributed in satisfaction of the obligations of the Corporation under this Plan, in the manner selected at the option of the Board or at the option of the Administrator if so directed by the Board, as follows:

    (a) The Account balance may be distributed in a lump sum as of the date of discontinuance in a manner consistent with Section 11 hereof. The lump sum payment shall be made on the last day of the month following the date of discontinuance; or

    (b) The Account balance may be distributed in accordance with the Notice of Election; or

    (c) Commencing on the last day of the month following the date of discontinuance, the Account balance may be distributed in no more than ten annual installments, calculated in the same manner as payments under Section 11(e).

    Notwithstanding the foregoing provisions of this Section 14, the Board may make any change in this Plan that, under all the circumstances, is beneficial and equitable to the Participants and is consistent with the spirit and purposes of this Plan or is required to protect the tax-deferred status of the Plan. However, no member of the Board who is a Participant in the Plan shall participate in any such decision affecting uniquely such member as a Participant.

    The Plan is intended to provide benefits for "management or highly compensated" employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefit shall accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel to the Corporation that such balance of the Plan constitutes an employee pension benefit plan within the meaning of
    Section 3(2) of ERISA, which is not so exempt. In addition, in the absolute discretion of the Board, the vested benefit of each Participant accrued under such balance of the Plan on the date of termination shall be paid immediately to such Participant in a lump sum. Alternatively, the Plan shall refund Elective Deferrals and earnings in a lump sum if legislative changes require refunds to protect the tax-deferred status of the Plan.

15. Miscellaneous.

    (a) Except insofar as permitted by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under the Plan shall be valid or recognized by the Corporation. The Participant, his spouse and his designated Beneficiary shall not have any power to hypothecate, mortgage, commute, modify or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgements, alimony, maintenance owed by the Participant or his or her Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. Notwithstanding the foregoing, the Corporation may, if the Committee so determines in its sole discretion, follow the terms of any court order issued in connection with any domestic relations proceeding including but not limited to marital dissolution or child support.

    (b) The Plan shall be binding upon the Corporation, its assigns, and any successor company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, his Beneficiary, assigns, heirs, executors and administrators.

    (c) The terms and conditions of the Plan shall not be deemed to constitute a contract or employment between the Corporation and a Participant. Nothing in this Plan shall of itself be deemed to give a Participant the right to be retained in the service of the Corporation or to interfere with any right of the Corporation to discipline or discharge the Participant at any time.

    (d) A Participant shall cooperate by furnishing any and all information reasonably requested by the Corporation, the Board or the Administrator, and take such other actions as may be requested in order to facilitate the administration of the Plan and the payment of benefits hereunder.

    (e) In case any provision of this Plan shall be found illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provision had never been included herein.

    (f) Any Notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If Notice is to be given to the Corporation (or the Board or the Administrator), such Notice shall be addressed to the Corporation at P.O. Box 696000, San Antonio, Texas 78269-6000, Attention: Vice President, Human Resources; if Notice to a Participant, addressed to the last known address on the Corporation's personnel records. Any Notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.
         Any party may, from time to time, change the address to which notices shall be mailed by giving written Notice of such new address.

    (g) The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

    (h) The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Corporation. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided herein.

    (i) The payment of benefits under the Plan to a Participant or Beneficiary shall fully and completely discharge the Corporation and the Board from all further obligations under this Plan with respect to the portion of the benefits so paid.

    (j) If any action at law or in equity is necessary by a Participant or Beneficiary to enforce the terms of the Plan, the Participant or Beneficiary shall be entitled to recover reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

    (k)   (i)  Unless the context clearly indicates otherwise, (A)
               masculine pronouns shall include the feminine and singular words shall include the plural and vice versa;
               (B) any reference to a section of the Code or ERISA, any regulation promulgated under the Code or ERISA or any plan (except this Plan) shall refer also to any successor provision to such section, and (C) any reference to a plan shall refer also to such plan as amended from time to time.

         (ii) Titles and headings of the articles and sections of the Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of the Plan document.

    (l) This instrument and any Notice may be executed in one or more counterparts, each of which is legally binding and enforceable.

    (m) Except to the extent other instruments are incorporated herein by reference or there are amendments made to this Plan in the manner specified by Article 13 hereof, this instrument constitutes the entire Plan.

16. Governing the Law.

    To the extent not preempted by Federal law, the provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Texas.

17. Effective Date.

    The effective date for this Plan shall be January 1, 1997.

                                  Ultramar Diamond Shamrock Corporation


                                 By:   /s/  Timothy J. Fretthold
                                       Executive Vice President

Name
      (Print)

                                Exhibit A

                         Notice of Election for
     Ultramar Diamond Shamrock Corporation Nonqualified 401(k) Plan

1. Pursuant to the provisions of the Plan, I elect to have compensation payable to me for services to Ultramar Diamond Shamrock Corporation deferred in the manner specified below. I understand that this election shall be irrevocable as to compensation earned by me following the filing and effectiveness of this election, except to the extent I file a subsequent Notice of Election or Notice of Termination with the Administrator applicable to compensation earned by me in a calendar year subsequent to such filing.

    I also understand that no modification or termination shall be effective with respect to compensation deferred prior to the calendar year following the date any subsequent Notice of Election or Notice of Termination is received by the Administrator.

2.  Percentage of compensation deferred (Retirement Account).

      % of Compensation-Base Salary and Annual Incentive Bonus (minimum amount is 1% and maximum amount is 20%).

    The percentage of Base Salary and Annual Incentive Bonus deferred must be the same up to 6%. If you defer at least 6% of your total compensation and wish to defer a greater percentage of Annual Incentive Bonus than of Base Salary, please note this percentage below:

      % of Annual Incentive Bonus (total amount, including percent deferred above; maximum amount is 100%).

3.  Percentage of compensation deferred (Fixed Account).

      % of Compensation-Base Salary and Annual Incentive Bonus (minimum amount is 1% and maximum amount for Retirement and Fixed Accounts combined is 20%).

      % of Annual Incentive Bonus (total amount, including percent deferred above; maximum amount is 100%).

4.  Annual Distributions

    (a) Defer to the 401(k) Plan the distribution from the Nonqualified Plan equal to the maximum amount of elective deferrals and matching contributions that could have been credited to the 401(k) Plan in the prior year. I understand that this distribution will not be included in my gross income in the prior year.

    (b) Distribute to me in cash the distribution from the Nonqualified Plan equal to the maximum amount of elective deferrals and matching contributions that could have been credited to the 401(k) Plan in the prior year. I understand that this amount will be included in my gross income in the prior year.

5.  Deemed Investment Funds

        % Ultramar Diamond Shamrock           % Fidelity Advisor Income
        Corporation Common Stock              and Growth Fund
        Fund

        % CIGNA Guaranteed Long Term          % Fidelity Advisor
        Fund (1)                              Strategic Opportunities
                                              Fund

        % Fidelity Advisor Growth             %Warburg Pincus Advisor
        Opportunities Account                 Emerging Growth Fund

        % Vanguard S&P 500 Index              % Warburg Pincus Advisor
        Fund (2)                              International Equity Fund

        % INVESCO Industrial Income Fund      % Twentieth Century Ultra
                                              Fund

(1) Any funds in this account which may be transferred to the Ultramar Diamond Shamrock Corporation 401(k) Retirement Savings Plan will initially be deposited in the CIGNA Fixed Income Account.

(2) Any funds in this account which may be transferred to the Ultramar Diamond Shamrock Corporation 401(k) Retirement Savings Plan will initially be deposited in the CIGNA Stock Market Index Account.

6.  Date of commencement of Retirement Account payments.

    Except in the case of retirement, disability or death of a Participant, distribution will be made, pursuant to Section 11(a) of the Plan, on the earlier of:

    (a) the date an Executive Participant ceases to be an employee of the Corporation, or

    (b)  the commencement date specified below (select one):

             retirement.

             the January 1 following the calendar year in which I retire.

             the January 1 following the calendar year in which I reach age 70.

             the following date (which shall in no event be after the January 1 following the calendar year in which I reach age
             70)               .


    In the event of a Participant's retirement or disability, distribution will commence, pursuant to Section 11(b) of the Plan, on the later of (a) the date an Executive Participant ceases to be an employee of the Corporation or (b) the date selected above.

7. Method of Retirement Account payment (select one) (see Note 2 at end of Notice).

        Lump sum, or

        Annual installments over a period of     years (not over ten).

8.  Date of commencement of Fixed Account lump sum payment.

Except in the case of retirement, disability or death of a Participant, distribution will be made, pursuant to Section 11(a) of the Plan, on the earlier of:

    (a) the date an Executive Participant ceases to be an employee of the Corporation, or

    (b)  the following date (which shall in no event be after the
         January 1 following the calendar year in which I reach age 70)
                        .

In the event of a Participant's retirement or disability, distribution will commence, pursuant to Section 11(b) of the Plan, on the later of
(a) the date an Executive Participant ceases to be an employee of the Corporation or (b) the date selected above.

                       Notes to Notice of Election

1. Participants should be aware that a deferral may reduce the benefit payable under the Ultramar Diamond Shamrock Corporation Career Average Retirement Income Plan (the "CARIP") and the Ultramar Diamond Shamrock Corporation Employee Stock Ownership Plan I (the "ESOP I") and the Ultramar Diamond Shamrock Corporation Employee Stock Ownership Plan II (the "ESOP II"). Any amount deferred to a date following termination of employment will not be taken into account for purposes of computing the CARIP, ESOP I, and the ESOP II qualified pension benefits. As a result, the CARIP, ESOP I, and ESOP II qualified pension benefits will be less than if the deferral had been paid prior to the Participant's termination of employment. Such "lost" benefits will be paid pursuant to the Ultramar Diamond Shamrock Corporation Excess Benefits Plan. Amounts paid pursuant to the Excess Benefits Plan are not adjusted for the loss of any tax benefits which would have been realized had such benefits been paid under a qualified plan.

2. All distributions under the Plan represent taxable income to the Participant and may not be rolled over to an Individual Retirement Account.

3. Participants who no longer qualify as highly compensated employees as defined in the 401(k) Plan will no longer be eligible to make Elective Deferrals to this Plan.



Date                              Signature


Date Notice of Election received by the Administrator:



Date                              Signature

Name
    (Print)
                                EXHIBIT B

                          Notice of Termination
                                   for
      Ultramar Diamond Shamrock Corporation Nonqualified 401(k) Plan

Pursuant to the provisions of the Plan, I hereby terminate my
participation in the Plan effective as of January 1, 19   .



Date                             Signature


Date Notice of Termination received by the Administrator:



Date                             Signature
                                            Administrator

Name
          (Print)
                                Exhibit C

                    Notice of Beneficiary Designation
                                   for
Ultramar Diamond Shamrock Corporation Nonqualified 401(k) Plan (the
"Plan")

Any amounts credited to my account under the Plan unpaid at my death shall be paid to the following beneficiary or beneficiaries, in the proportions designated:


                                        %
Name                          Proportion      Relationship


Address



Name                          Proportion      Relationship


Address


This designation supersedes any previous beneficiary designation made by me with respect to the amounts credited to my account under the Plan. I hereby reserve the right to terminate or modify any designation made by this Instrument, at any time or from time to time.


                               Participant's
Date                                    Signature



                               Witness'
Date                                    Signature

A Participant may designate a Beneficiary other than a spouse only if the spouse consents in writing as witnessed by a notary public.


                              Spousal Waiver


I understand that my signature below acknowledges my full consent to the above beneficiary designation which limits my claim to any benefits from the Ultramar Diamond Shamrock Corporation Nonqualified 401(k) Plan in the event of the death of my spouse, and my signature is notarized below.



                                     Spouse's
Date                                       Signature



                    Notarization of Spouse's Signature


The State of

County of


Subscribed and Sworn to me this     day of               , 19   .



Seal                                Signature
                                              Notary Public
                                    My commission expires


Date Notice of Designation received by the Administrator:



Date                                Signature
                                              Administrator



Note: Other methods of beneficiary designation which provide beneficiary designation information similar to that in this Instrument may be used instead of this Instrument.